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                                                                      Exhibit 15









September 24, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our reports dated April 9, 1997 and July 10, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 to be filed on or about September 25, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/Price Waterhouse LLP